© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 1

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 2 Non-GAAP Financial InformationForward-Looking Statements This investor presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance, medium-term financial framework and outlook, capital allocation strategy, and descriptions of our business plans and strategies. Factors that could cause actual results to differ materially from those described in the forward-looking statements include: macroeconomic effects and changes in market conditions, including the impact of tariffs, inflation, risk of recession, trade policy, and industry trends and adverse developments in the debt, consumer credit and financial services markets, including the impact on the carrying value of our assets in all of the markets where we operate; our ability to provide competitive services and prices; our ability to retain or renew existing agreements with large or long-term customers; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; uncertainty related to FICO’s new Mortgage Direct License Program; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; litigation or regulatory proceedings; our approach to the use of artificial intelligence; our ability to effectively manage our costs; our ability to maintain effective internal control over financial reporting or disclosure controls and procedures; economic and political stability in the United States and risks associated with the international markets where we operate; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to timely develop new services and the market’s willingness to adopt our new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to acquire businesses, successfully secure financing for our acquisitions, timely consummate our acquisitions, successfully integrate the operations of our acquisitions, control the costs of integrating our acquisitions and realize the intended benefits of such acquisitions; our ability to protect and enforce our intellectual property, trade secrets and other forms of unpatented intellectual property; our ability to defend our intellectual property from infringement claims by third parties; the ability of our outside service providers and key vendors to fulfill their obligations to us; further consolidation in our end-customer markets; the increased availability of free or inexpensive consumer information; losses against which we do not insure; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; stock price volatility; share repurchase plans; dividend rate; our reliance on key management personnel; and changes in tax laws or adverse outcomes resulting from examination of our tax returns. There may be other one-time events and other factors, many of which are beyond our control, that may cause our actual results to differ materially from the forward-looking statements, including those disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). The forward-looking statements contained in this investor presentation speak only as of the date hereof. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date hereof. This investor presentation includes certain non-GAAP measures that are more fully described in the Appendices to the presentation and Exhibit 99.1, “Press release of TransUnion dated February 12, 2026, announcing results for the quarter and year ended December 31, 2025,” under the heading ‘Non- GAAP Financial Measures,’” furnished to the Securities and Exchange Commission on February 12, 2026. These financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of GAAP. Other companies in our industry may define or calculate these measures differently than we do, limiting their usefulness as comparative measures. Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods included in this presentation are included in the Appendices at the back of this investor presentation. For non-GAAP measures presented on a forward-looking basis, TransUnion has not provided a reconciliation of non-GAAP measures to the most comparable GAAP financial measures because it would be difficult to predict with reasonable certainty the nature and amount of non-GAAP adjustments without unreasonable effort. This information could be material to TransUnion’s results computed in accordance with GAAP.

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Innovation at Scale. Value that Endures. Chris Cartwright, President & CEO

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 4 Since our last Investor Day in 2022, we have transformed the company, positioning TRU for accelerated performance 1 2 43 Scope expansion across solutions, geographies, data, and industry verticals Scale enablement through global solutions, operating, and talent platforms Innovation velocity leveraging proprietary data, global platforms, and AI Value creation through profitable growth and disciplined capital allocation

This transformation included key investments to unlock TransUnion's full potential

Investments	Organization	Solutions	Technology	Operations	Go-to-Market
Benefits	Global leverage, functional excellence, and savings	Expansion, innovation, and rapid deployment	Standardization, modernization, and scale	Simplification, rationalization, and lower cost	Customer focus, collaboration, and faster growth
Examples	• Global operating model • Global centers	• Credit • Marketing • Fraud • Consumer	• OneTru • OneDev	• TruOps	• Specialty sellers • New industry verticals

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 6 Credit Consumer Marketing Fraud Identity Large, growing, and complementary markets with attractive economics Our portfolio is focused on complementary and interrelated solutions in Credit, Marketing, Fraud and Consumer Proprietary data assets that are mission-critical for customers Leading identity resolution capabilities unlock combined power of data assets Feedback loop enhances identity and predictive signals Integrated on global OneTru platform to meet interconnected customer needs

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 7 • Is this person who they claim to be? • Do we recognize this device? • Does this device’s behavior, geolocation, and IP address match what we expect? • Is this person (or device) authorized to do what they’re trying to do? • Is this person (or device) likely to commit fraud? • What traits define my ideal audience? • Who fits that profile? • Where are they most likely to respond? • How are my marketing campaigns and budget performing? • How can I improve performance? • What else can I sell my customers? • Who can afford my product? • Who is likely to repay me? • What’s the right price for risk? • How is my portfolio performing? • How can I optimize my portfolio? • How can I manage delinquencies and reduce losses? • How can we grow our user base? • How can we ensure high user engagement and retention? • What other services should we offer to consumers? • How do we reduce fraud on our platform? • How will we achieve competitive differentiation in a crowded market? Credit Consumer Marketing Fraud Identity Our solutions span the range of interconnected market needs

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 8 Market Opportunity SAM by Solution Note: TU Revenue to SAM/TAM not drawn to scale SAM: $48B TAM: $126B Market CAGR: 8-10%+ TU Revenue: $4.6B Ample share gain opportunities exist across large, fast- growing markets Credit Fraud Consumer Marketing $16B $14B $10B $8B $48B Note: Figures rounded to nearest billion

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 9 U.S. Markets increasingly diversified from core Credit International underpenetrated in Marketing, Fraud, and Consumer Proven GTM playbook of expanding from Credit into other solutions Our global platforms will diffuse our solutions rapidly across geographies Solution Revenue in 2025 $3.6B $1.0B 13% 16% 17% 52% U.S. Markets 12% 15% 71% International Consumer Fraud Credit Marketing Other 2% Global platforms minimize customization and speed delivery, service, and deployment

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 10 OneTru unlocks innovation and growth across the enterprise Any Data Any User Credit Marketing Fraud Consumer AI capabilities Data & analytics value chain

TruOps enables scale in customer and consumer service

TruOps: TU's Global Operations-Enablement Platform

Customer Ecosystem

- Lead Generation
- Opportunity Management
- Pricing & Quotation
- Contract Lifecycle
- Order Configuration & Fulfillment
- Customer Portal

Consumer Ecosystem

- Agent Knowledge Base
- AI Agent Assist
- Accent Neutralization
- Phone, Chat, Mail Room
- Analytics, VOC Insights & Surveys
- Workforce Management

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 12 1,900 4,000 900 800 200300 2021 Today Costa Rica Africa India 2,400 5,700 Global Capability Center Employment Note: Headcounts rounded to nearest hundred 41% of TU associates24% of TU associates Global Capability Centers power innovation and deliver critical corporate functions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 13 Working together, these three global platforms drive product development, delivery and functional efficiency Operating Platform Solutions Platform Talent Platform

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 14 • Automate and accelerate using Agentic AI • Expand service delivery options • Evolve how we Go-to-Market • Connect product suites into workflows • Combine point solutions into product suites • Build leading point solutions • Expand data science and analytics capabilities • Enhance data quality Activation Orchestration Intelligence The resulting capabilities allow us to accelerate innovation and deliver greater customer value In cr ea si ng V al ue C re at io n Our innovation approach is: Deployed across all solutions Enhanced with AI Powered by a common, persistent consumer Identity Extended to all markets

AI will drive growth and solidify our competitive advantages

Our foundation positions us for success in AI era

Proprietary Data	Domain-specific, highly regulated, broadly sourced, individually contracted, and continuously enhanced
Governance & Compliance	Privacy-by-design, offering explainability, auditability, and regulatory alignment at scale
Platforms	AI embedded throughout, powering our products, operations, and people

Customer benefits

- Data Access
- Experience
- Explainability
- Performance

TU benefits

- Demand
- Distribution
- Data capture
- Productivity

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 16 We are at the beginning of a new era of scalable growth and compounding value creation Industry-leading Durable Innovation-led Growth investments Shareholder return Balance sheet optimization Value Creation Technology modernization AI productivity Operating model optimization

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 17 We have the right team to win

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 18 Agenda Our platforms and solutions Our markets Financial outcomes Mohamed Abdelsadek EVP, Chief Global Solutions Officer Jamal Darwiche Head of Global Credit Solutions Steve Chaouki President, U.S. Markets Todd Cello EVP, Chief Financial Officer Brian Silver Head of Global Marketing Solutions Steve Yin Head of Global Fraud Solutions Todd Skinner President, International Venkat Achanta EVP, Chief Technology, Data & Analytics Officer TransUnion leader James Garvert Head of Global Communications Solutions

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Power of the OneTru Platform Venkat Achanta, Chief Technology, Data and Analytics Officer

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 20 OneTru is the manifestation of the data & analytics value chain across credit, marketing and fraud solutions Data Collection & Processing Identity Curation & Resolution Insights & Model Development Model Deployment & Data Delivery Decision Design, Deployment & Execution Visualization, Reporting & Measurement Value of OneTru Fresher, broader, improved data Credit to non- credit identity resolution Faster, better models Faster model deployment; batch & online fulfillment Better decisions with self-service access Deeper insights with ingestion of performance Data Identity Analytics Delivery 20

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 21 OneTru is a cutting-edge and differentiated data, analytics and AI platform that unlocks TransUnion’s growth potential How OneTru differentiates TransUnion Best-in-class Data Industry-leading Identity Flexibility-first Platform Global Availability AI-powered OneTru: TU’s Global Solutions-Enablement Platform Any Data Any User Credit Marketing Fraud Consumer AI capabilities Data & analytics value chain 21

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 22 OneTru is a cutting-edge and differentiated data, analytics and AI platform that unlocks TransUnion’s growth potential How OneTru differentiates TransUnion Best-in-class Data Industry-leading Identity Flexibility-first Platform Global Availability AI-powered OneTru: TU’s Global Solutions-Enablement Platform

OneTru combines TransUnion's proprietary data with billions of dynamic, disparate, online and offline signals in near real-time

Tens of thousands of data sources

30+ countries

1B+ consumer files

★ Differentiator

★ Identities

- **9B** Mobile Advertising IDs
- **3B** Consumer Addresses
- **3B+** Phones
- **2.5B** Emails
- **~150Ms** IPs

Consumer Behavior

- **5B** Credit Tradelines
- **2B** Trended Credit Histories

Public Records

- ★ **650M** Driving Infractions
- **1B** Auto Records
- **200M+** Property Records
- **150M** Criminal Records
- **36M** Eviction Records

★ Alternative Data

- **450B+** Credit Card Transactions
- **290B** Demand Deposit Transactions
- **80M+** Short-term Credit Tradelines
- **30M** Rental/Utilities Payments

★ Consumer Behavior

- **10B** License Plate Recognition
- **5B+** Social Media Profiles
- **250M+** Consumers with Marketing Attributes

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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This differentiated data drives the consortium, network effects and feedback loops that strengthen our competitive advantage

1

Leading short-term lending bureau in the U.S.

2

Key marketing attributes, online and offline, for entire **U.S. adult population**

3

Transaction-level consortium with consumer and small-business credit and deposit behavior

4

Largest and longest-standing device consortium

5

Most comprehensive database of Public records

6

Phone signals powering **~90%** of U.S. Caller IDs

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 25 OneTru identity creates a 360-degree view of the consumer that drives consistent results across every channel and interaction 25 FIRST: JANE LAST: DOE CUST ID: 1234 PHONE: (214) 555-1212 DEVICE ID: D9ZX2YA01 ADDRESS: 1234 MAPLE ST. EMAIL: JANED@GMAIL.COM JDOE@YAHOO.COM CREDIT: - MONTHLY PAYMENT OBLIGATIONS: $3K (RENT, AUTOLOAN, 2 CARDS, 2 BNPL LOANS) - TRENDED BALANCES: INCREASING - LIQUIDITY: DECREASING (NEW PAYDAY LOAN) FRAUD: - NUMBER OF SPOOFED CALLS TIED TO PHONE: 2 - DEVICE FLAGGED BY CONSORTIA FOR FRAUD?: NO - NUMBER OF SPAM TEXTS TIED TO PHONE: 1 MARKETING: - INTERESTS: READING AND GOLF - DEMOGRAPHIC SEGMENT: 45 YEARS OLD, $100K+ INCOME, 2 KIDS, HOMEOWNER, URBAN, HCOL - STREAMING GENRE: SCIENCE FICTION Credit Consumer Marketing Fraud Identity

The results demonstrate our leading identity performance

Comprehensive Data

Size of select identity databases (millions)



Emails
1,200
880
+36%
Phone Numbers
707
530
+33%
Connected TVs
92
47
+96%
After OneTru
Before OneTru

Industry-Leading Accuracy

+25.5%

Higher accuracy than the industry standard*

**Email to Postal Accuracy Score (Accuracy of appending additional emails to consumers and matching against postal address); Source: 2025 Truthset analysis*

Award Winning

javelin
IDENTITY PROOFING SCORECARD
Overall Leader
2024

2024 WINNER
datos INSIGHTS
Best Authentication Innovation
IMPACT AWARDS

snowflake

Among the top 5 native apps on the Snowflake marketplace by usage volume

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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OneTru is unified and composable, meeting customers where they are with what they want

Composability: Environment-agnostic flexibility for customers

TransUnion

OneTru hosted in **TU cloud**

Including TU data, customer data, 3rd-party data and the platform

OR

OneTru hosted in **Customer cloud**

Including TU data, customer data, 3rd-party data and the platform

Modularity: Menu of capabilities based on customer needs

Data-to-Insights Process	Modular feature-set		
Data	ON	ON	OFF
Identity	OFF	ON	ON
Analytics	ON	OFF	ON
Delivery	OFF	OFF	ON

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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OneTru gives us global scale with fast IP diffusion, reduced operational complexity and rationalized infrastructure


~80%
of TU revenue

- U.S. credit, marketing and fraud solutions are on OneTru
- We expect to complete customer migrations in 2026


~90%
of TU revenue

- We are expanding our Credit, Fraud and TruIQ solutions across India, Canada, UK and Philippines

Rest of regions


100%
of TU revenue

- Next, we will embed these solutions and more across all of our regions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 29 We architected an AI ecosystem in OneTru by engineering proprietary capabilities and strategic off-the-shelf solutions 29 Universal Interface Receives and returns information in many different formats – natural language, images, tables Provides logical models of the world for interpretation and automation, performs reasoning within the structure Knowledge Graph Keeps systems up to date and adaptive by learning new patterns as the world changes Learning Engine Makes the whole system act. Creates a plan and performs actions to achieve a particular goal Agents Universal Interface Knowledge Graph Learning Engine Agents

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 3030 AI Analytics Orchestrator Agent

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 31 OneTru leverages AI to operationalize and accelerate the data analytics value chain across Credit, Marketing and Fraud solutions The result is accelerated time to value while lowering the total cost of ownership for customers Data Collection & Processing Identity Curation & Resolution Insights & Model Development Model Deployment & Data Delivery Decision Design, Deployment & Execution Visualization, Reporting & Measurement Onboarding Agent - with automated governance and metadata Connecting data points across billions of signals with Knowledge Graphs Orchestrator Agent explores data, engineers features, selects models and validates Delivery Agent orchestrates data between systems and delivers context- aware insights Solution Canvas Agent capable of orchestrating complex, multi-step solution workflows Self-service Dashboards with conversational interface, automated insights and proactive alerting Value of OneTru AI at the Core Fresher, broader, improved data Credit to non- credit identity resolution Faster, better models Faster time to model deployment; batch & online fulfilment Better decisions with self-service access Deeper insights with ingestion of performance Agentic AI with Human-in-the-Loop Data Identity Analytics Delivery 31

OneTru's native AI capabilities unlocked the entire spectrum of use-cases for our products and operations

	TruIQ	Credit	Marketing & Fraud
Driving Customer Value	**75%** reduction in required TU support after agents	**2x** faster from data to Insights across lifecycle	**35%** lift in newest Fraud models
	Software Development Lifecycle	**Consumer Disputes**	**Vulnerability Management**
Driving Efficiency	**25-30%** productivity gains with AI on OneTru	**20%+** productivity gains across key processes	**85%** less time spent on vulnerability management

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
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OneTru unlocks better performance, resilience and innovation in U.S. Credit

U.S. Credit

Large footprint

10K
Customers

Highly complex jobs

Consumers
U.S. Adult Population

Scores and attributes per consumer

Up to 15K Calculated | **Up to 6K** Delivered

Effect of OneTru Migration

FactorTrust
Alt. Credit Bureau

Outperforming largest competitor
15% lift from the latest score vs. previous

Online Delivery
Realtime Credit Reports

25% faster response times
Average response times from 400 milliseconds to 300 milliseconds

Batch Delivery
Synchronous Credit Reports

12x+ faster processing
From 24 Hours to 1-2 Hours

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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OneTru drives cost efficiencies and frees capacity for innovation-focused initiatives

Infrastructure Rationalization

95%+ reduction in U.S. Data Centers *(from 30+ to 2)*

Reduced Maintenance Costs

20 p.p. reduction in capacity spent keeping the lights on *(from 40% to 20%)*

Lower Capital Intensity

2 p.p. reduction in CapEx as % of Revenue *(from 8% to 6%)*

Technology Cash Savings

$70M reduction annually from technology consolidation onto OneTru

We are primed to scale these efficiencies across our International Markets

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 3535 OneTru is a differentiated data, analytics and AI platform built to unlock TransUnion’s growth

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Accelerating Innovation-Led Growth Mohamed Abdelsadek, Chief Global Solutions Officer

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 37 We have a clear right to win in Credit, Marketing, Fraud, and Consumer Our solutions suites solve customers' most important challenges 1 2 4 37 We are positioned to accelerate innovation-led, scalable growth across our solution suites 3 We deliver tangible results – stronger customer outcomes and faster growth Our solutions transformation enables faster innovation globally

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 38 Proprietary data and analytics power our Credit, Marketing, and Fraud solutions Credit Solutions >50 years as global credit bureau with >1B regulated data files Industry-leading trended data and scores with ~30% lift Expansive alternative data: market leadership in short-term loans and Argus consortium data Cutting-edge TruIQ analytics suite + + + + Fraud Solutions Leading non-credit ID graph linking proprietary and public data to drive AI-enabled analytics Longest-standing, industry-leading global device consortium Market-leading Trusted Call Solutions Unique data: identity, device, and telco carriers with 50B+ monthly signals Marketing Solutions Trusted partner of 70%+ of Fortune 100 companies Leading non-credit ID graph driving ~30% higher conversion Industry-leading marketing measurement Proprietary consortium of commerce data + consumer interactions across walled gardens, platforms, publishers + + + + + + + + 38

Consumer Solutions are a natural extension of B2B solutions with strong growth potential

Enabling Customers and Serving Consumers	**1.4B+** adult consumers in core markets ▶	**380M+** consumers served primarily through **>1,000** B2B customers
Unifying Global Consumer Products	**Modular solution suite** on a single code base, powered by proprietary, regulated credit data	
Launching Comprehensive Features	Robust, personalized **credit monitoring and identity protection** features leverage full **breadth of data assets**	

Key drivers of growth

- **Offers** and enhanced **Premium products**
- Rolling out products **globally** + expanding relationships with **top aggregators and FIs**
- Modernizing and expanding **freemium direct business** offerings

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 40 We help customers solve their most pressing challenges and capture opportunities >$500B lost by businesses each year due to fraud and consumer phone and text scams >$25B wasted marketing spend on a market growing by a trillion dollars Nearly $1T in credit losses annually due to mispriced risk and poor credit decisions >600 million credit- invisible consumers across our markets Credit Consumer Marketing Fraud Identity 40 Sources: S&P Global, TU Global Intelligence, U.S. Federal Trade Commission, WARC

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 41 We solve these problems by deeply embedding across the customer lifecycle 41 Target and reach the right consumers in any channel Establish a relationship with the consumer Measure and protect the relationship and experience Identify, verify and effectively contact consumers for servicing or recovery Engage Acquire Manage Recover Common platform and connected consumer identity throughout the customer experience

We consolidated point solutions into interconnected suites that drive faster innovation

	FROM		TO
Credit Solutions	Disparate Analytics and Credit Marketing tools	→	Integrated Analytics and Credit Marketing portfolio
Marketing Solutions	90+ products on 16 technology stacks	→	30 products and services on OneTru platform
Fraud Solutions	Leading point solutions, siloed tech architecture	→	Integrated solutions and AI/ML models
Consumer Solutions	Independent credit education and ID solutions	→	Scalable global solution, on a single code base

Siloed products → ***Interconnected suites***

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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On OneTru, these interconnected suites enable a superior customer experience


Customer Solutions
Credit solutions
Marketing solutions
Fraud solutions
Consumer solutions
3rd party solutions / models
Analytics and AI
Connected Consumer Identity
Best-in-class TU data
Customer data
3rd party data
Data (in TU or customer cloud)

Hosted data cloud agnostic **at TU or in customer cloud**

Access to **TU + 3rd party data / solutions and ID graph**

TU advanced analytics and AI capabilities leveraging connected consumer identity

Once onboarded, easy access **across solutions:** 60% faster integrations*

* Under permissible privacy, regulatory requirements

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 44 Our innovative solutions drive real impact for customers Credit Marketing Fraud Credit Risk Marketing Fraud / Comms Analytics 2.5x conversion lift by linking brand marketing with credit-informed offers +162% fraud capture improvement with unified identity + device + telephony signals 40%+ faster prescreen offer presentment from 50 30 days +282% conversion lift from optimizing audiences +90% reduction in erroneous blocking/tagging and +105% answer rate improvement 85% faster time to insights from 2 weeks 2 days

CASE STUDY

Enabling a top 10 US credit card issuer across the customer lifecycle

Key Customer Goals

- Reduce portfolio credit and fraud risk
- Build and activate audiences
- Engage the right consumers with the right messages
- Measure and optimize marketing spend
- Advance new products

TU Solutions

- ✓ Established credit base
- ✓ Innovation Labs
- ✓ Identity, Device, and IP Fraud solutions
- ✓ Audiences and Marketing Measurement solutions
- ✓ Argus studies

Up next: Communications Fraud solutions

Outcomes

>20-year, deeply embedded credit relationship

~3x increase in TU revenue from Alternative Data, Fraud, and Marketing Solutions over 5 years

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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CASE STUDY

Powering a top 3 global payments player's end-to-end analytics value chain

Key Customer Goals

- Identify the right consumers
- Create powerful risk models
- Filter out fraudsters
- Perform critical analyses
- Engage qualified consumers with personalized offers

TU Solutions

- ✓ TruIQ Data Enrichment, in customer's environment, to access TU credit data
- ✓ Incorporated competitor bureau and third-party data
- ✓ Migrating to Google Cloud, saving time and expense

Up next: Credit Washing and Offers + expansion to the UK

Outcomes

Relationship expansion across Credit and Fraud globally in **<2 years**

Expected to increase TransUnion revenue **>60% YoY**

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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Natively-enabled AI across our solutions delivers faster and more predictive insights

Credit

Accelerating and improving analytics and decisioning

- AI-powered **TruIQ Analytics Orchestrator** agent streamlines credit modeling cycle
- Cuts coding time + leverages proprietary code templates

Reduces support **by 75%**, with the same outcomes

Marketing

Establishing outcome-driven audiences

- **Audiences by TransUnion** expands and curates targeting rooted in TU's identity graph
- AI-powered search and discovery unlocks audiences, elevating sales conversion

Accelerates activation time + improves marketing efficiency

Fraud

Delivering earlier, more accurate predictiveness

- Probabilistic **ML models** to identify fraud fuse our identity and analytics with other data
- Off-the-shelf and bespoke models generated for and with customers

Improves fraud predictiveness **by >35%**

Non-exhaustive; examples covered during today's Investor Day presentations

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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Across our portfolio, commercial momentum has accelerated

Scaling flagship products

~40% YoY
Trusted Call Solutions revenue growth

>20% YoY
Marketing Identity revenue growth

Strengthening retention

95%+
Marketing Solutions retention rate

50%+
Improvement in Fraud attrition rate

Building pipeline

Doubled
TruIQ Credit Analytics Enablement pipeline

Doubled
Fraud Analytics pipeline with three new models

All figures for fiscal year 2025

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 49 The industry recognizes the strength of our solutions "Gold Winner" from 2026 Juniper Research for Best Branded Call Solution in Telco Innovation "Strong Performer" in 2025 Forrester Wave : Identity Verification Solutions Gartner’s 2025 Comms Service award for Combatting Fraud with Branded Calling and Messaging "Leader" in 2024 and 2025 Gartner Magic Quadrant for Marketing Mix Modeling (MMM) Emmy award in 2024 for Fraud IP Geolocation Solution for pioneering innovation Marketing Solutions' Native Identity app "Top 5" in Snowflake Note: Non-exhaustive examples 49

We are positioned to accelerate innovation-led growth in 2026

30+ product launches

- TruIQ Data Enrichment in Cloud Data Warehouses
- Closed Loop Reporting Self-service

40+ major enhancements

- Marketing Solutions Curated Audiences
- Device Risk enhancements

Global deployment of leading IP

- Branded Call Display and Spoof Call Protection in Canada
- TruIQ Analytics Studio in India

>$500 million in 3-year revenue potential from 2026 cohort

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
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We have the right leadership team in place to win



Jamal Darwiche

Head of Credit Risk Solutions

1 year in role/at TU

LendingClub
HSBC
ForwardLine Financial



Brian Silver

Head of Marketing Solutions

<1 year in role/at TU

Oracle
LiveIntent
Yahoo!



Steven Yin

Head of Global Fraud Solutions

2 years in role/at TU

Experian
Early IQ
Cymphonix



James Garvert

Head of Communications Solutions

4 years at TU
(*formerly Neustar*)

Neustar
Transaction Network Services
Suncom Wireless



Francesca Noli

Head of Consumer Solutions

<1 year in role/at TU

Capital One
MobilityWare
Aristocrat



Melanie Zimmerman

Head of Public Records Data (Specialized Risk)

<1 year in role

~25 years at TU (Head of US Solutions, CPO of Int'l)
Visionary Systems, Inc.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

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© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 52 We are positioned to drive faster innovation and scalable growth, globally across our solution suites 52

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Credit Solutions Jamal Darwiche, Head of Global Credit Solutions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 54 Credit Solutions has a resilient core with accelerating innovation in alternative data and analytics Sustained competitive moat from a strong resilient core Differentiated Alternative Data assets High impact analytic solutions from TruIQ 1 2 43 AI is a catalyst, boosting demand and innovation 54

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 55 Credit Solutions has delivered two straight years of double- digit growth ($ in B ill io ns ) Core Credit 84% Alternative Data 11% Analytics Enablement 5% Includes Commercial Credit and trended data offerings $1.3 $1.4 $1.6 $1.8 $0.6 $0.6 $0.7 $0.7 2022 2023 2024 2025 U.S. International +4% +13% +13% FY 2025 Revenue Composition YoY Revenue Growth 55 All revenue growth rates are on an organic constant currency basis

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 56 Playing in an attractive market with several secular tailwinds Note: TU Revenue to SAM/TAM not drawn to scale Serviceable Market: $16B Total Market: $27B TU Revenue $2.6B Credit markets are dynamic and continue to grow Increasing lender appetite for alternative data Rising need for advanced analytics solutions Accelerating AI adoption increasing demand for data-rich, cloud-based analytics products Note: TU Revenue to SAM/TAM not drawn to scale 56

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 57 Data-driven decisions at scale with 1B+ consumer files and industry leading scores and attributes Fast, easy, and secure access to TransUnion’s rich data / powerful analytics Enhancing the consumer profile with differentiated data and solutions Core Credit Alternative Data Analytics Enablement Value for Customers We enable faster, smarter decision-making powered by comprehensive and differentiated data, and advanced analytics solutions and AI TruIQ 57

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 58 Top credit bureau globally with growth outpacing the market FY 2025 Revenue Composition Global foothold continuing to scale 5 Billion Records refreshed per month 30 Countries with customer networks/data furnishers #1 Credit bureau in 5 major regions globally 50% YoY revenue growth for trended scores *LatAm includes Brazil; not yet Mexico, acquired in Q1 2026 10% 5% 4% 3% 3% 2% U.S. Markets India Canada UK LatAm Asia Pacific Africa 72% Expansion to Mexico in Q1 2026 #1 Fintech bureau in the U.S.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 59 Not exhaustive Alternative Data assets create a holistic consumer profile to unlock a $15 billion+ addressable market Short-term Credit and Bill Pay Income and Employment Card Spend and Cash Flow Public Records Affordability (UK) Income and Employment Verification (US) Credit Card Transactions Deposit Account Transactions Drivers’ History Property Short-term lending Buy-Now, Pay Later Rent, Utilities, Telecom Broad data coverage 59

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 60 FactorTrust on OneTru positioned for continued market-leading growth 19% 2025 YoY revenue growth 15% lift from current score versus previous 79% 2025 win rate vs. direct competitors Established market leader in short-term lending in U.S. Recent break-through performance driven by innovation: • OneTru improving scalability • Powerful new scores boosting demand and widening lead on competitors Additional acceleration expected from including FactorTrust attributes in TU’s mortgage credit reports starting 2026

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 61 TruIQ provides fast, convenient, and secure access to TU’s data, expertise, and powerful AI-enabled analytics • On-demand data access and linking in their environment of choice • Easier adoption and scaling of tailored, modular solutions • Faster time-to-market with easy-to-use tools and data in one place • Higher approval rates with a better view of risk and lower losses TruIQ helps customers grow their business through:

TRUIQ CASE STUDY

Reducing prescreen time-to-market for large U.S. bank by >50%

Challenge

- Multiple steps including 3rd party data transfers
- >45 days time-to-market

Solution

Linked TransUnion credit data directly in the client's cloud environment to accelerate prescreen time-to-market

- Eliminated reliance on 3rd party processing agent
- On-demand data access

Results

45 days to 21

Reduced time-to-market

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

62

TRUIQ CASE STUDY

Enabling large bank to double personal loan approval rates

Challenge

- Growing pressure from competitors
- Variation in underwriting policies across products and geographies

Solution

Leveraged TruIQ solutions and TU analytics expertise to refine credit policies and expand unsecured installment loan products

- Fast access to TU data and powerful analytics
- TU expertise to support refining policy

Results

109%

Lift in personal loan approval rates with policy refinement in days versus weeks

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

63

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 64 TruIQ accelerates share gains in high growth market Growing number of competitive wins, including with top 10 lenders, replacing “entrenched” direct competitors Unlocking cross- and up-sell opportunities, while protecting the core business 40%+ YoY revenue growth in 2025 100% YoY pipeline growth in 2025 3 Regions live in H1 2026 AI-enabled TruIQ solutions and data are helping our customers realize their full potential 64

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 65 Leading global credit franchise with ample runway for growth Key Takeaways AI-enabled TruIQ solutions unlocking new revenue streams and increasing data usage Strong demand for differentiated alternative data, creating a comprehensive view of consumers Double-digit growth over last two years driven by resilient core and new growth vectors High-Single Digit or Greater Medium-Term Growth Target 65

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Marketing Solutions Brian Silver, Head of Global Marketing Solutions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 67 Marketing is a large, fragmented, and evolving ecosystem in need of a trusted data partner TransUnion is the trusted partner of choice We transformed from point solutions to a connected suite, driving growth acceleration Key truths to guide our discussions today AI is an accelerant, increasing demand for our connected data 1 2 43 67

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 68 Marketing Solutions rose to high-single digit growth in 2025 Identity 47% Audiences 32% Measurement 21% ($ in M ill io ns ) $434 $443 $442 $470 $13 $16 $17 $23 2022 2023 2024 2025 U.S. International +1% +0% +7% FY 2025 Revenue Composition YoY Revenue Growth 68 All revenue growth rates are on an organic constant currency basis

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 69 Positioned to be trusted data partner in large and fragmented market Note: TU Revenue to SAM/TAM not drawn to scale Serviceable market: $14B Total market: $60B TU Revenue $0.5B AI accelerates opportunity Media fragmentation drives the need for core identity services Cloud and LLM growth connects data faster and more efficiently Marketers doing more with less causing a resurgence for measurement solutions 69

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 70 TruAudience provides a flexible, consistent user experience Unified customer experience thru OneTru Modular suite of applications Identity Audiences Measurement Strong foundation of common services Identity Graph Activation and Connectivity Data Ingestion Pipes Collaboration and Privacy Impact Unleashed by AI 70

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 71 We transform marketing effectiveness with an end-to- end stack of unique TransUnion identity- powered marketing solutions 71 Who are my customers? Value for Customer s Identity Measurement Audience Consumer Brand Awareness, Loyalty, and Retention How can I attribute outcomes to marketing spend? Outcomes Expansion Effectiveness How do I reach my best customers?

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 72 Providing customers with insights and connection via in- depth analysis across all solutions Who are my customers? Value for Customer s Identity Measurement Audience Consumer Brand Awareness, Loyalty, and Retention How can I attribute outcomes to marketing spend? Outcomes Expansion Effectiveness 72 How do I reach my best customers?

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 73 Trusted partner with the top companies across industries 2 of top 3 U.S. Auto OEMs 8 of top 10 Banks 3 of top 5 U.S. Underwriters 5 of top 10 U.S. Retailers #1 and #2 Digital Media Cos 5 of top 10 Streaming Services All Major Credit Card Cos Top 3 Wireless Carriers 284 Integrations Partners 42 Data Providers 154 Measurement Partners 180 Activation Platforms Providing benefits to Strengthening signals from Customers Partnerships / Integrations 73

Our customers prefer TransUnion for our data, connectivity, and measurement

Identity

- **Best-in-class data** driving **30% higher** conversion
- Connectivity into cloud; **Top 5 app** in Snowflake

Audiences

- **Scaled, accurate** audience targeting
- **98%** of US households represented

Measurement

- **Multi-platform connectivity**
- Modeling and attribution with **strong thought leadership**
- **Leader status** in Gartner 2025 Magic Quadrant

Innovation and trusted advisor

- Robust, **predictive analytics** and insights
- **AI modeling** for efficiency and propensity
- Integrations for **98% of addressable media partners**
- **Industry-leading experts**

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
74

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 75 Driving increased growth across the portfolio Key Enhancements Meaningful Impact in 2025 • Platform and product consolidation • New innovative offerings driving bookings growth • Increased Audience usage through strengthened go-to-market rigor • Improved customer retention and growth in new Measurement segments Identity Solutions grew 21% YoY • >40% of 2025 new bookings influenced by cloud-native offerings Audiences Solutions experienced 11% YoY growth in data purchases • Usage revenue grew 23% in December Measurement Solutions improved retention by 52% YoY • Benchmark studies revenue up 194% + + + + 75

Utilizing AI and best-in-class data for enhanced discovery, speed, and predictive outcomes

AI in the Marketing Space

- Marketing bridges the gap from **large disconnected datasets** to **individual consumer preferences**
- AI accelerates **personalization and experimentation** at **scale**

Why TU

Best-in-class data

- 700+ demographic and 15k+ consumer attributes
- Expansive partnerships – walled gardens, streamers, publishers

Highest Quality Data = Better Outcomes

- **10% improvement** for AI-driven marketing predictions
- Identity Resolution reduced false positives **by ~20%**

Our AI Innovations

Audiences by TransUnion

- Improved user experience with search and discovery, driving speed and efficiency

Model Context Protocol Agent Access

- Machine-to-machine agentic flows

Propensity Models

- Predictive, activation-ready outcomes

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
76

CASE STUDY

Our solutions create end-to-end customer value for a top 5 U.S. retailer

Started with marketing effectiveness **measurement**

Expanded to Brand + Event marketing **measurement**

Added **measurement** to Canada and Mexico

Utilized site-based **identity recognition** for audience creation and knowledge



Starting point

Created customer profiles at the individual + property level with **identity**

Created retail media network to monetize their ecommerce site with **audiences** data

Tested **audience** models to activate campaigns quickly

Scaled custom **audiences** around specific audience types to improve performance

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

77

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 78 Our solutions create end-to-end customer value for a top 5 U.S. retailer Added measurement to Canada and Mexico Utilized site-based identity recognition for audience creation and knowledge Expanded to Brand + Event marketing measurement Started with marketing effectiveness measurement Created customer profiles at the individual + property level with identityCreated retail media network to monetize their ecommerce site with Audiences data Scaled custom audiences around “do it yourselfers” to improve performance Tested audience models to activate campaigns quickly Benefits to the Customer Benefits to TransUnion • Improved identity match rates by 20% • Increased annual media spend from $400M to $1B+ with improved performance • 14-year relationship • Increased ACV 600% • Collaborative, innovative, and trusted partnership C A S E S T U D Y

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 79 Positioned to become a leading Marketing Solutions platform globally 79 Key Takeaways Ongoing growth focused on global expansion and utilizing AI TransUnion has the team, technology, and experience to capitalize on current market opportunity Flexible enterprise suite of solutions focused on a single view of the customer High-Single Digit or Greater Medium-Term Growth Target

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Fraud Solutions Steven Yin, Head of Global Fraud Solutions James Garvert, Head of Global Communications Solutions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 81 Fraud mitigation is a large, dynamic, and growing global market Best-in-class data assets create a competitive moat Differentiated solutions: Identity, Digital and Communications pillars fight fraud and enable trust Driving growth through AI-driven analytics, leveraging our unique data assets Advanced analytics and AI capabilities unlock the value of our data 1 2 43 81

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 82 Fraud Solutions has driven consistently strong growth with potential for further acceleration FY 2025 Revenue Composition YoY Revenue Growth ($ in m ill io ns ) $489 $521 $556 $610 $122 $132 $147 $149 2022 2023 2024 2025 U.S. International 360 Identity 47%Trusted Communications 40% Digital Risk 13% +7% +8% +8% 82 All revenue growth rates are on an organic constant currency basis

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 83 7% of revenue lost to fraud in 2025 Digital volume continues to expand Scams and cyber-attacks continue to grow AI driving demand and internal opportunity Heightened regulatory compliance requirements Note: TU Revenue to SAM/TAM not drawn to scale Serviceable market: $10B Total market: $25B TU Revenue $0.8B Increasing fraud is driving demand for data-centric solutions 83

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 84 Proprietary data and OneTru’s native AI capabilities power our solutions Orchestration and Optimization The full story behind consumer identity Fighting emerging threats while enabling trust Understanding risk in real time phone interactions Advanced Analytics / AI/ML 360 Identity Digital Risk Trusted Communications 84

Our solutions address customer needs across the lifecycle

Account Resolution

- Synthetic ID
- Credit Washing
- Device Risk
- IPI

Servicing

- Inbound Authentication
- Phone Takeover Risk
- Spoof Call Protection
- Branded Call

Spend and Payments

- Device Risk
- Behavioral Risk
- IPI
- One-time Passcode
- Biometrics



1
Pre-Acquisition
2
Application and Decisioning
3
Onboarding and Activation
4
Spend, Rewards and Payments
5
Servicing and Issue Resolution
6
Account Resolution and Closure
TransUnion
Fraud Solutions

Pre-Acquisition

- ID Verification (IDV) models
- Synthetic Identity model

Application and Decisioning

- IDV models
- Synthetic Identity
- Credit Washing
- Politically Exposed Person and Sanctions screening

Onboarding

- Biometrics + Doc Verification
- Device Risk
- Internet Protocol Intelligence (IPI)

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

85

Unmatched breadth and depth of data across our channels

360 Identity

- Data spans **30+ countries** with >**100K sources** and >**1B consumer files**
- **Leading ID graph links proprietary and public data;** gives unique 360-degree consumer view

Digital Risk

- Decades of **digital fraud experience**
- **Longest-standing global device consortium** with **~2B new devices** annually
- Protecting >**12B digital transactions** per year

Trusted Communications

- Power **90%** of US caller IDs; integrated with **>800 telcos**
- **>500B authenticated** and **3B branded calls** annually
- Author of patented, global **call authentication standards**

Advanced Analytics

- Data into **actionable intelligence**
- **AI/ML Model Factory**
- Industry-first solutions like **Credit Washing**

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
86

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 87 Fraud AI Model Factory accelerates response to emerging fraud at scale Responding to evolving fraud vectors rapidly and continuously Producing new models 2-3x faster in OneTru Delivering orchestrated solutions and custom capabilities globally + + + Unified API Execution Environment AI Model Factory Tools, Monitoring, Documents All Fraud Data Analytical Environment 87

CASE STUDY

Leveraging credit, fraud, and specialized data to create two new models: Credit Washing and Synthetic Identity

The Challenge

- Synthetic identities are difficult to detect and create risk
- Lenders lack visibility into Credit Washing behavior that masks risk

The Solution

New AI models leverage TU's identity graph and other proprietary data

- Synthetic score alerts clients to identity risk
- Patent-pending Credit Washing model highlights hidden risk

The Results

- **189%** Increase in synthetic fraud capture
- **10x** Credit Washing risk rate for early charge-offs
- **$10B** Legitimate debt washed

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

88

CASE STUDY

New AI model for digital risk is driving strong, passive fraud detection improvements for Starbucks

The Challenge

Clients face increasing fraud risk in digital channels

Many digital fraud solutions also impact consumer experience

The Solution

New AI model leverages TU's unique digital data to detect and stop fraud passively

Combines collected data with TU device consortium

Piloted by Starbucks in their digital channels

The Results

237% Increase in fraud detection

202% Increase in hits

#1 Predictive feature in Starbucks' fraud model

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

89

Trusted Communications: A scaled growth engine

Clear Market Need

- Mobile is the new digital identity
- Phone channel highest-risk channel for fraud
- ~20% of bank-to-consumer calls are spoofed

Differentiated Offering

- Real-time authentication protects from impersonation scams
- Verified interactions drive trust and engagement
- Embedded intelligence at contact

Non-Replicable Data and Scale

- 90% of U.S. caller ID ecosystem
- 800+ carrier partnerships
- 500B+ authenticated calls annually
- Proprietary behavioral + network data for AI

Strong Commercial Momentum

- Scaling from $27M (2021) → $200M+ (2026F) → $300M+ (2028F)
- Dominant share of ~$1B U.S. secure calling market
- Pending RealNetworks mobile division acquisition accelerates messaging, AI capabilities

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
90

Gaining strength in a $1B+ market with expanding growth path

Enabling the next chapter of Trusted Call Solutions growth


Incoming call
Unknown Caller
Incoming call
State Bank
Valid number
Appointment Scheduling

56%
CAGR 2021-2025

$1B+
Incremental opportunity in US SMB market

$0.5B
Opportunity in TU international markets

$2B+
Opportunity in trusted messaging market

8+ industries with active customers

8 of top 20 banks using spoof protection in year 1

+83% lift in credit card conversion with branded calls

Active expansion in **Americas, Europe, Asia**

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
91

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 92 Fraud Solutions has the right capabilities to win in an expansive and growing market Key Takeaways OneTru strategy brings data together, enabling scalable AI/ML models and custom analytics Unique data delivering superior performance across channels Expanding opportunity driven by global fraud growth and evolving regulatory markets High-Single Digit or Greater Medium-Term Growth Target 92

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 9393 Credit Consumer Marketing Fraud Identity Large, growing, and complementary markets with attractive economics Our portfolio is focused on complementary and interrelated solutions in Credit, Marketing, Fraud and Consumer Proprietary data assets that are mission-critical for customers Leading identity resolution capabilities unlock combined power of data assets Feedback loop enhances identity and predictive signals Integrated on global OneTru platform to meet interconnected customer needs

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 94 Break

M A R C H 2 0 2 6 TransUnion 2026 Investor Day U.S. Markets Steve Chaouki, President, U.S. Markets

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 9696 Proven U.S. growth strategy built on scaled market positions and a differentiated sales model 1 2 43 Market-leading positions across large and diversified U.S. verticals Insights-led, specialized sales model accelerating scalable growth Expansive suite of solutions supporting durable, growing relationships Proven growth playbooks demonstrated through repeatable wins

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 97 Vertically-organized team with industry expertise and deep customer relationships 97 Consumer Interactive Indirect Channels (B2B2C) Direct to Consumer 16% of USM Revenue Diversified Markets Communications Tenant & Employment Public Sector Media & Entertainment Tech, Retail, E-Commerce, Services & Collections 26% of USM Revenue Insurance 11% of USM Revenue Personal Life Commercial Financial Services Card & Banking Auto Mortgage Consumer Lending 47% of USM Revenue Based on 2025 revenue Emerging Verticals

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 98 Revenue by Sub-vertical Financial Services is our flagship franchise with expanding growth levers 98 Market CoverageRevenue by Solution 2022 2023 2024 2025 Credit Marketing Fraud & others Financial Services ($1.7 billion revenue) Consumer Lending 21% Mortgage 35% Card & Banking 27% Auto 17% +2% +15% +17% Based on 2025 revenue Long-standing relationships with top 20 lenders 12,000+ customers Leading bureau for fast- growing FinTechs

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 99 Revenue by Sub-vertical Consumer Interactive expands our reach as the leading indirect channel partner Revenue by Solution Direct 27% Indirect 73% 2022 2023 2024 2025 Consumer Solutions -2% (+6% ex- Breach)+2% -1% Relationships with virtually all top offer aggregators Serve 150M+ U.S. consumers Scaled presence in identity protection and breach response Market Coverage Based on 2025 revenue Consumer Interactive ($575 million revenue) 99

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 100 Emerging Verticals is a diverse set of fast-growing end markets 100 Revenue by sub-vertical (FY 2025) Revenue by Solution Diversified Markets ($934 million revenue) Insurance ($385 million revenue) 298 325 343 374 2022 2023 2024 2025 Credit Marketing Fraud Consumer Other 2022 2023 2024 2025 Credit Marketing Fraud & Other +4% +1% +6% +5% +12% +18% Public Sector 6% Tech, Retail & E-Commerce 38% Telco 26%Media 21% Tenant & Employment 9% Commercial Lines 4% Personal Lines 89% Life Insurance 7% Market Coverage 8 of the top 10 retailers ~950 telecommunications customers Relationships with nearly all U.S. entities within media ecosystem Top 20 personal lines insurers 16 of top 20 life insurers 13 of top 20 commercial lines insurers

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 101 We turn insights into impact, with a specialized go-to-market model that drives customer results Robust thought leadership Dedicated Research & Consulting team 50+ analytical studies and 40+ customer events annually Specialized sellers organized around industry vertical and buyer persona Industry-aligned general management team Deep vertical expertise Insights-led sales team Nearly 1,000 person salesforce delivering domain expertise and insights to solve customer challenges 10

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 102 Accelerated and profitable growth across U.S. Markets YoY pipeline increase YoY increase in average opportunity size YoY increase in total wins YoY increase in B2B revenue +23% +21% +30% +13% 2025 Highlights: 102

Expansive suite of solutions supporting durable growth



Credit
Consumer
Identity
Marketing
Fraud
Credit
Consumer
Fraud
Marketing
2021
2026

More robust solutions portfolio
(examples)

Credit
- Expanded alternative data
- TruIQ Analytics
- Argus benchmarking tools

Marketing
- Comprehensive Identity
- Scaled Audiences
- Industry-leading measurement

Fraud
- Trusted Call Solutions
- Omnichannel Fraud
- Advanced Analytics

Consumer
- Identity protection (Sontiq)
- Direct-to-consumer freemium
- Offers-as-a-service (Monevo)

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 104 Customers now adopt more solutions, more deeply Deeper and more durable relationships Higher renewal rates Higher average spend per customer ResultsTop 100 customers by number of product areas purchased *For the purposes of this analysis, we broke out our solutions into 6 product areas – credit, marketing, fraud, specialized risk, communications and other. 14% 39% 47% 53% purchasing 3 or more product areas 21% 43% 36% 64% purchasing 3 or more product areas 2021 2025 1-2 3-4 5-6 104

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 105 Our commercial success through real-world execution Financial Services Case Study Multi-solution growth accelerated a top 10 bank partnership by ~60% Insurance Case Study New product adoption expanded a major P&C relationship by 30% Diversified Markets Case Study Marketing Solutions expansion unlocked 600%+ growth with a leading audio streaming platform 105

FINANCIAL SERVICES CASE STUDY

Delivered broader solutions to expand our relationship with a top-10 bank by ~60%

TransUnion Revenue at a Top-10 Bank



+59%
$16M
$26M
Marketing
Consumer
Fraud
Credit
85% non-credit growth
37% credit growth
2022
2025

How we drove customer value:

- **Credit:** Identified new growth opportunities leveraging Argus credit card payment study
- **Marketing:** Optimized marketing strategy with consumer insights and Multi-Touch Attribution
- **Fraud:** Enabled effective, secure outbound calling with Trusted Call Solutions
- **Consumer:** Improved customer's user engagement with new dashboard features

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

106

INSURANCE CASE STUDY

Supported leading P&C insurer across the policy lifecycle, growing the relationship by 30%

TransUnion Revenue at a Top-10 Property and Casualty Insurer



+30%
$10M
$7M
Credit
Fraud
Marketing
~3x credit growth
24% non-credit growth
2022
2025

How we drove customer value:

- **Credit:** Created deeper segmentation with Vehicle History; expansion underway
- **Marketing:** Improved customer's campaigns and measurement with Attribute Appends and IdentityGraph Extract
- **Fraud:** Enhanced customer's phone channel engagement with Branded Call Display

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

107

DIVERSIFIED MARKETS CASE STUDY

Deployed enhanced Marketing Solutions at a large audio streaming platform, scaling a legacy Neustar relationship

TransUnion Revenue at a Large Audio Streaming Platform


+630%
$14M
Marketing Solutions:
Identity / Insights
Audiences
17x Identity growth
5x Audience growth
$2M
2021
2025

How we drove customer value:

- **Enhanced solutions foundation**: Improved identity signals, audiences and integrations
- **Audiences**: Boosted customer profitability with higher-value audiences
- **Identity**: Improved consumer activation with more robust identity resolution and insights

*This case study started in 2021 based on the customer's status as a legacy Neustar client

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

108

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 109 Leading U.S. franchise with many vectors of growth Key Takeaways Expanded solution suite and enhanced sales model is accelerating our growth momentum Differentiated vertical model and thought leadership, driving customer ROI and deeper relationships Durable, diversified and high-growth portfolio High-Single Digit Medium-Term Growth Target 109

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Scalable Global Growth Playbook Todd Skinner, President, International

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 111 Attractive markets and a proven playbook creates unique opportunities for International 1 2 43 Market-leading positions across broad international portfolio Proven growth playbook to outperform underlying markets Indexed to emerging markets with large populations and low credit penetration Global technology and operating model unlock new growth vectors 11

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 112 International generates ~$1 billion revenue across more than 30 countries Canada 2025 Revenue: $167M Fastest growing bureau in Canada United Kingdom 2025 Revenue: $270M #2 in UK India 2025 Revenue: $264M #1 in India Latin America 2025 Revenue: $135M #1 or #2 across 10 countries in Latin America Africa 2025 Revenue: $74M #1 in South Africa Asia Pacific 2025 Revenue: $101M #1 in Hong Kong and Philippines Key acquisitions and consolidations India – CIBIL 2014 Colombia – CIFIN 2017 UK – Callcredit 2018 Mexico – Trans Union de Mexico 2026 FY 2025 Revenue 112

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 113 We have a proven growth playbook to attack each of our global markets Income & employment Market Growth Product Innovation Client Engagement Adjacent Verticals Share gain through deep partnership, superior delivery and end-to-end solutions Differentiated Credit, Marketing, Fraud and Consumer solutions Expand into Insurance, FinTech, Consumer and Public Sector 113

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 114 Continued outperformance across international markets Revenue Real GDP Notes: • APAC includes Hong Kong and Philippines • LATAM includes Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Nicaragua, Puerto Rico, Brazil • Africa consists of South Africa, Kenya, Namibia, Zambia, Rwanda, Malawi, Eswatini, and Botswana. • GDP Source – IMF reported Real GDP International Revenue 10% CAGR Real GDP 3% CAGR International Revenue vs. GDP Growth (2022-2025 CAGR) Organic constant currency revenue growth 114 19% 11% 10% 9% 6% 4% 7% 1% 4% 4% 3% 1% India Canada Africa Asia Pacific Latin America UK

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 115 Canada delivered 3 straight years of double-digit growth in a modestly growing economy TransUnion growing at 11% CAGR G ro w th D riv er s Diversification into adjacencies Consumer Interactive $123 $138 $154 $170 2022 2023 2024 2025 11% FinTech Deeper client engagement Primary with 3 of top 5 banks | 90% share in Insurance Product differentiation and innovation Identity Exchange (Fraud Solution) Insurance Risk Score $M, organic constant currency 115

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 116 International is uniquely skewed to emerging markets Developed markets Emerging markets Total population (2025): 115M UK, Canada, Hong Kong Total population (2025) ~2B India, Brazil, Philippines, LatAm1 & Mexico, Africa2 323 338 346 327 277 215 146 74 22 2 12 13 14 16 15 15 14 10 5 2 0-9 10-19 20-29 30-39 40-49 50-59 60-69 70-79 80-89 90+ Demographic dividend 1.6 billion <50-year age group Credit inclusion 33%3 Credit active population (vs. 65% developed markets) Emerging Market Opportunity 1. LATAM comprises Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Nicaragua, Puerto Rico, and Brazil. 2. Africa consists of South Africa, Kenya, Namibia, Zambia, Rwanda, Malawi, Eswatini, and Botswana. 3. World Bank Global Findex Report 2024 4. World Bank – Digital progress and trends 2024 116 Digitization 60%+4 Internet penetration (growing double digit)

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 117 INDIA Long–term growth engine 117

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 118 Strong track record of growth in India despite near- term cyclical slowdown 2017 2018 2019 2020 2021 2022 2023 2024 2025 25% 33% 36% -3% 34% 38% 30% 25% 2% +23% CAGR since 2017 Low inflation, moderate growth COVID contraction and V-shaped recovery Fastest-growing major economy Macro and regulatory headwinds Organic constant currency YoY revenue growth 118

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 11911 9Confidential | Internal use onlySource: IMF & World Bank 2023, Bank of America, Oxford Economics, Statista Demographic advantage • World's most populous (~1.4B) country with the largest youth population • Highly banked population with ~90% part of financial system Double-digit compound growth in India over the long-term Deeper client engagement • Shift to insight-led, consultative selling to deepen relevance and adoption • Broaden engagement via forums, thought leadership, partnerships and digital/DTC touchpoints Product innovation focus • Differentiated core products using high-frequency data, analytics and platforms • Scale priority growth solutions (Marketing, Fraud, Trusted Communications) Engage high growth verticals • Expand beyond core Banking into fintech, insurance, telecom, marketing, and DTC - across the lifecycle • Explore partnerships and co-creation across ecosystem + + ++ 119

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 120 MEXICO TransUnion’s next growth market 120

Mexico boasts attractive demographics in an increasingly digital economy

Large and growing economy

- Second largest Latin American economy; #12 globally
- Largest trading partner with the U.S.; beneficiary of near-shoring and increasing government investment

Attractive demographics

- 132M people, expected to grow to 138M by 2027
- Almost 50% of population under of 30; almost 25% under 15



Improving credit sophistication

- Significant underbanked population: 50% of adults have at least one financial product
- Credit card penetration grew from 16% in 2017 to 23% in 2022; still ~1/3rd of U.S. penetration

Accelerating digitalization

- Online banking penetration expected to double by 2027 (to ~40% from ~20% in 2022)
- Increased digital adoption driving demand for fraud mitigation solutions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

Source: IMF & World Bank 2023, Bank of America, Oxford Economics, Statista

121

We plan to deploy our growth playbook in Mexico to outperform the underlying market

Strong revenue growth over last several years



10%+
2022
2023
2024

Growth Drivers

Upgrade client engagement
- Move customers from report usage to end-to-end solutions
- Introduce insight-led conversations; deploy target op model

Modernize the platform
- Standardize data and analytics to global standard
- Migrate the bureau to OneTru to unlock scalability

Expand the solution stack
- Scale Fraud alongside rising digital banking penetration
- Introduce TruIQ analytics tied to lending growth

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

122

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 123 Transformation Enabling new dimensions of growth 123

Transformation augments International with cutting-edge technology and faster solutions diffusion

Proven Growth Playbook

- Market Growth
- Product Innovation
- Client Engagement
- Adjacent Verticals

+

Transformation Enablers

- Solution Expansion
- Technology Modernization

Expected Outcomes

- More dimensions to growth
- Faster diffusion of global IP
- Enhanced product performance
- Reduced complexity
- Scale efficiencies

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
124

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 125 Early-Stage Solution Diversification in International Solution expansion expected to fuel outsized growth and diversify revenue streams Plans To Accelerate Through Diffusion Of Global Solutions TruIQ Analytics Marketing Solutions Trusted Communication Fraud * Illustrative and non exhaustive list 125 13% 16% 17% 52% U.S. Markets 12% 15% 71% International Consumer Fraud Credit $3.6B $1.0B Marketing Other

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 126 OneTru is the foundation to build superior solutions… Reduced complexity through unified architecture and APIs Streamlined efficiencies by rationalized infrastructure Enhanced product speed and efficiency at scale Reduced product development time from years to few months …to improve efficiency and performance OneTru continues to unlock and accelerate capabilities across the globe 126

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 127 Unique portfolio built for multi-year growth compounding Key Takeaways OneTru and global product diffusion to drive transformational momentum Emerging markets as a powerful engine accelerating our next wave of growth Proven growth playbook that consistently unlocks superior outcomes Low-Double Digit Medium-Term Growth Target 127

M A R C H 2 0 2 6 TransUnion 2026 Investor Day Financial Outcomes Todd Cello, CFO

After navigating a U.S. lending recession in 2022-23, we delivered strong growth in 2024-25

	2022	2023	2024	2025	Average
Revenue Growth Organic constant currency	+3%	+3%	+9%	+9%	+6%
Adjusted EBITDA Growth Organic constant currency	+1%	+1%	+12%	+10%	+6%
Adjusted Diluted EPS Growth	+5%	(7)%	+16%	+10%	+6%

2022–2023: Top-line resiliency against U.S. lending headwinds

2024–2025: Reemergence of typical earnings power

For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation. Additional information on organic constant currency revenue is available in our press releases announcing results for each of the respective years ended December 31, 2021, 2022, 2023, 2024, and 2025.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

129

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 130 Steady growth, low interest rates COVID and post- COVID U.S. consumer lending recession Stabilizing backdrop Track record of industry-leading through-cycle revenue growth Organic constant-currency revenue growth 12% 11% 12% 9% 3% 13% 3% 3% 9% 9% 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 130 Additional information on organic constant currency revenue is available in our press releases announcing results for each of the respective years.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 131 We invested $5.5 billion over 5 years to transform the business 2023 20242021 2022 202620252020 Cloud migration (Project Rise) Acquisition integration Operating model optimization Technology modernization (OneTru) Acquisitions Internal Programs (Mexico) 13

Neustar was our most transformational investment, creating significant value



$115M
$100M
$40M
$255M
$70M
$325M
Upside from earnings compounding, technology savings
2021 Adj. EBITDA
Synergies
Growth
2025 Adj. EBITDA
Tech cash savings (OneID→OneTru)
2025 Adj. EBITDA + Tech savings

27x	12x	10x	Multiple on purchase price

~10x multiple is inclusive of Neustar purchase price ($3,100 million) and one-time technology modernization spend ($160 million)

Benefits to TransUnion

- OneTru as destination platform driving innovation and scale globally
- Marketing and Fraud growing high-single digits+
- Neustar margins at company average before significant technology savings
- Talent infusion across organization

We acquired Neustar on December 1, 2021. The results of operations of Neustar subsequent to the acquisition date are included in the U.S. Markets segment. Neustar's results represent a subset of our consolidated results. Therefore, a reconciliation of Adjusted EBITDA to the nearest US GAAP measure has not been provided.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

132

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 133 Our transformation positions us for our next era – scalable growth and compounding cash flow Industry-leading Durable Innovation-led Growth investments Shareholder return Balance sheet optimization Value Creation Technology modernization AI productivity Operating model optimization 133

Value Creation
DEPLOY
GROW
SCALE

Reintroducing medium-term financial framework

High-single digit
organic revenue growth

Diversified across solutions, verticals and geographies

- Leading Credit growth and accelerating Marketing and Fraud
- Best-in-class international portfolio tilted towards emerging markets
- Mortgage and lending normalization represents upside

~50 basis points
Adjusted EBITDA expansion

Expand margins while investing for growth

- Structural savings from technology, operations and AI
- Invest in OneTru global rollout, innovation and go-to-market
- Stronger margin expansion in lending recovery

Low-to-mid teens
Adjusted Diluted EPS growth

Includes benefit from accelerated capital deployment

- Disciplined and shareholder-centric capital allocation
- Lower capital intensity
- Consistent tax rate
- 90%+ free cash flow conversion

Growth and margins excludes impact from changes in no-margin FICO mortgage royalties
For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.
134

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 135 ConsumerFraudMarketingCredit Growth targets are on an organic constant currency basis and exclude impact from changes in no-margin FICO mortgage royalties Innovation-led growth across solutions Revenue growth target High-single digit or greater High-single digit or greater High-single digit or greater Mid-single digit or greater Drivers Value Creation TruIQ analytics Core credit Alternative data Measurement Identity Audiences Communications 360 Identity Digital Risk Unified platform Freemium 135

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 136 International: Low-double digit Growth targets by segment Attractive revenue growth outpacing underlying markets U.S. Markets: Financial Services: High-single digit Emerging Verticals: High-single digit Consumer Interactive: Mid-single digit High-single digit Value Creation Drivers of outperformance New product introduction Global diffusion of innovation Wallet share gains Vertical penetration Value-added pricing Growth targets are on an organic constant currency basis and exclude impact from changes in no-margin FICO mortgage royalties 136

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 137 For additional information, refer to the “Non-GAAP Financial Information” section on slide 2 and the Appendix at the back of this investor presentation. Revenue flow-through Tech migrations and operating model optimization AI-driven productivity Growth investments within margin framework Upside from stronger lending volumes 35.1% 36.0% 36.0% 35.7% 35.8% 37.1% 37.5% 38.2% +50bps / year 2023 2024 2025 2026F Medium Term Reported Adj. EBITDA Margin Adj. EBITDA Margin ex FICO mortgage royalty Underlying margin expansion Drivers Margin expansion driven by revenue growth and structural savings Value Creation 137 (high-end)

Value Creation

DEPLOY GROW SCALE

Additional structural savings expected by scaling platforms and deploying AI

Scale platforms

Solutions
- OneTru across all geographies
- Funded in normal course to drive efficiencies and accelerate innovation

Operating
- Globally integrated operational system (TruOps)

Talent
- Global Capability Centers as innovation hubs with more local management

Deploy AI across platforms

OneTru Assist
Driving 25% to 30% productivity increases for TU engineers

Customer experience
Consumer disputes (20% productivity gains), client-facing agents

AI-embedded operating model
Process improvement and automation across all functions

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

138

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 139 Free cash flow is defined as Cash Flow from Operations less Capex. *FCF in 2022 excludes ~$350M cash tax payment related to gain on sale of Healthcare business. Note: Year-end 2025 Leverage Ratio does not include the acquisition of Trans Union de Mexico, which closed on March 2, 2026, and adds 0.3x to Leverage Ratio ~100% ~60% 90%+ 2019-2021 2022-2025 2026+ 3.5x 2.6x <2.5x YE 2021 YE 2025 Medium-term Strong Free Cash Flow Optimized Balance Sheet + Free cash flow as a percentage of Adjusted Net Income Leverage Ratio ~$3 billion of free cash flow expected from 2026 to 2028 Strong free cash flow and increased capacity for capital deployment Value Creation For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation. 139

Value Creation


DEPLOY
GROW
SCALE

Accelerated capital deployment supporting low-to-mid teens Adjusted Diluted EPS growth

~$3B free cash flow expected from 2026-2028


Free cash flow
~$0.9B
~$1.0B
~$1.1B
2026F
2027F
2028F

Category	Objective
Shareholder returns	• 10%-15% dividend payout ratio • Repurchase shares Increasing bias going forward
Balance sheet	• Glide path to investment grade rating • Execute refinancings and prepayments
M&A	• Not seeking large, transformative M&A • Bolt-on M&A aligned to growth strategy

For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

140

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 141 Strategic Focus for M&A Financial Considerations M&A is an important strategic tool, but strength of portfolio creates a high bar • Transformation supports a generation of growth • Not seeking large, transformational M&A Focus for bolt-on M&A and minority investments: • Foreign credit bureaus • Data assets centered around consumer identity • Complementary capabilities for core solutions M&A evaluated against all alternatives to maximize long-term free cash flow per share Key financial guideposts: Attractive cash-on-cash return and unlevered IRR exceeding cost of capital Additive to revenue growth rate Strong profitability with path to scale to company- level margins Accretive to Adjusted Diluted EPS by Year 2 Ability to return to target leverage within one year M&A approach aligned to growth strategy Value Creation For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation. 14

Value Creation

DEPLOY GROW SCALE

Strong growth algorithm with sources of upside

Illustrative 2028F Adjusted Diluted EPS financial framework assuming mortgage recovery



$7.00+
with mortgage recovery
Low-to-mid teens growth
$0.95+
$6.00+
$4.71
39%+ Adjusted EBITDA margin ex FICO mortgage royalty
40%+ Adjusted EBITDA margin ex FICO mortgage royalty
2026 guide (high-end)
Adjusted EBITDA growth
Capital deployment
2028F using medium-term algorithm
Mortgage recovery to 2019 levels
Normalized earnings power

Upside not contemplated in $7.00+ "mortgage recovery" scenario

- Normalization of non-mortgage lending volumes
- VantageScore adoption
- Scaling of platforms and solutions
- AI-enabled growth and productivity

For additional information, refer to the "Non-GAAP Financial Information" section on slide 2 and the Appendix at the back of this investor presentation.

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

142

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 143 Foundational differentiation – proprietary data, OneTru and domain expertise – creates a clear right to win 1 Interrelated Credit, Marketing, Fraud and Consumer Solutions solve customers’ most pressing needs 2 Accelerated innovation and scalable growth enabled by our transformation 3 4 AI is an accelerant, enhancing customer impact, innovation and productivity 5 Compelling and compounding earnings power and shareholder- centric capital return Positioned to deliver innovation-led and scalable growth 143

Thank You

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 145

2026 Investor Day Appendix and Non-GAAP Reconciliations

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 147 Adjusted EBITDA and Adjusted EBITDA Margin

Adjusted Net Income & Adjusted Diluted EPS

$ in millions, except per share data	Years Ended December 31, 2025	2024	2023	2022	2021
Reconciliation of Net income attributable to TransUnion to Adjusted Net Income:					
Net income (loss) attributable to TransUnion	$ 455.4	$ 284.4	$ (206.2)	$ 266.3	$ 1,390.3
Discontinued operations, net of tax	-	-	0.7	(17.4)	(1,031.7)
Income (loss) from continuing operations attributable to TransUnion	$ 455.4	$ 284.4	$ (205.4)	$ 248.9	$ 358.7
Adjustments before income tax items:					
Goodwill impairment	-	-	414.0	-	-
Amortization of certain intangible assets	290.2	286.1	293.6	306.7	189.3
Stock-based compensation	145.6	121.2	100.6	81.1	70.1
Mergers and acquisitions, divestitures and business optimization[1]	30.0	26.5	34.6	50.7	52.6
Accelerated technology investment[2]	84.5	84.2	70.6	54.0	39.7
Operating model optimization program[3]	32.3	94.8	77.6	-	-
Net other[4]	(55.6)	20.2	14.0	44.3	17.7
Total adjustments before income tax items	$ 527.0	$ 633.1	$ 1,005.0	$ 536.8	$ 369.4
Total adjustments for income taxes[6]	(136.8)	(148.7)	(144.1)	(86.8)	(62.3)
Adjusted Net Income	$ 845.7	$ 768.8	$ 655.4	$ 698.9	$ 665.7
Weighted-average shares outstanding:					
Basic	194.4	194.4	193.4	192.5	191.4
Diluted	196.6	196.7	194.7	193.1	193.0
Adjusted Earnings per Share:					
Basic	$ 4.35	$ 3.95	$ 3.39	$ 3.63	$ 3.48
Diluted	$ 4.30	$ 3.91	$ 3.37	$ 3.62	$ 3.45

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

148

Adjusted Diluted EPS

$ in millions, except per share data	Years Ended December 31,				
	2025	2024	2023	2022	2021
Reconciliation of Diluted earnings per share from Net income attributable to TransUnion to Adjusted Diluted Earnings per Share:					
Diluted earnings per common share from:					
Income (loss) attributable to TransUnion	$ 2.32	$ 1.45	$ (1.07)	$ 1.38	$ 7.20
Discontinued operations, net of tax	-	-	-	(0.09)	(5.35)
(Loss) income from continuing operations attributable to TransUnion	$ 2.32	$ 1.45	$ (1.06)	$ 1.29	$ 1.86
Adjustments before income tax items:					
Goodwill impairment	-	-	2.13	-	-
Amortization of certain intangible assets	1.48	1.45	1.51	1.59	0.98
Stock-based compensation	0.74	0.62	0.52	0.42	0.36
Mergers and acquisitions, divestitures and business optimization[1]	0.15	0.13	0.18	0.26	0.27
Accelerated technology investment[2]	0.43	0.43	0.36	0.28	0.21
Operating model optimization program[3]	0.16	0.48	0.40	-	-
Net other[4]	(0.28)	0.10	0.07	0.23	0.09
Total adjustments before income tax items	$ 2.68	$ 3.22	$ 5.16	$ 2.78	$ 1.91
Total adjustments for income taxes[6]	(0.70)	(0.76)	(0.74)	(0.45)	(0.32)
Impact of additional dilutive shares	-	-	0.02	-	-
Adjusted Diluted Earnings per Share	$ 4.30	$ 3.91	$ 3.37	$ 3.62	$ 3.45
Adjusted Diluted Earnings per Share Growth	10%	16%	-7%	5%	

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved.

149

© 2026 TransUnion, its subsidiaries and/or affiliates. All Rights Reserved. 150 Adjusted Effective Tax Rate $ in millions 2025 2024 2023 2022 2021 Income before income taxes 643.0$ 401.1$ (145.3)$ 383.0$ 505.6$ Total adjustments before income tax items from Adjusted Net Income table above 527.0 633.1 1,005.0 536.8 369.4 Noncontrolling interest portion of Adjusted Net Income adjustments - - - - (2.0) Adjusted income before income taxes 1,170.0$ 1,034.3$ 859.7$ 919.8$ 873.0$ Reconciliation of Provision for income taxes to Adjusted Provision for Income Taxes: Provision for income taxes (173.1) (98.8) (44.7) (118.9) (131.9) Adjustment for income taxes: Tax effect of above adjustments (135.3) (145.5) (135.6) (117.4) (68.8) Eliminate impact of excess tax expense for stock-based compensation (1.5) (1.5) 3.0 (5.0) (10.8) Other7 - (1.7) (11.5) 35.6 17.3 Total adjustments for income taxes (136.8)$ (148.7)$ (144.1)$ (86.8)$ (62.3)$ Adjusted Provision for Income Taxes (309.9)$ (247.6)$ (188.8)$ (205.7)$ (194.2)$ Effective tax rate 26.9% 24.6% (30.8)% 31.0% 26.1 % Adjusted Effective Tax Rate 26.5% 23.9% 22.0% 22.4% 22.2 % Years Ended December 31,

Leverage Ratio

$ in millions	Years Ended December 31, 2025	Years Ended December 31, 2021
Reconciliation of Net income attributable to TransUnion to consolidated Adjusted EBITDA:		
Net income attributable to TransUnion	$ 455.4	$ 1,390.3
Discontinued operations, net of tax	-	(1,031.7)
Income from continuing operations attributable to TransUnion	$ 455.4	$ 358.7
Net interest expense	202.6	109.2
Provision for income taxes	173.1	131.9
Depreciation and amortization	574.8	377.0
EBITDA	$ 1,405.8	$ 976.7
Adjustments to EBITDA:		
Stock-based compensation	$ 145.6	$ 70.1
Mergers and acquisitions, divestitures and business optimization[1]	30.0	52.6
Accelerated technology investment[2]	84.5	39.7
Operating model optimization program[3]	32.3	-
Net other[4]	(52.3)	19.4
Total adjustments to EBITDA	$ 240.1	$ 181.8
Consolidated Adjusted EBITDA	$ 1,645.9	$ 1,158.5
Adjusted EBITDA for Pre-Acquisition Period[8]	0.9	145.4
Leverage Ratio Adjusted EBITDA	$ 1,646.8	$ 1,303.9
Total debt	$ 5,103.8	$ 6,365.9
Less: Cash and cash equivalents	853.6	1,842.4
Net Debt	$ 4,250.2	$ 4,523.5
Ratio of Net Debt to Net income attributable to TransUnion	9.3	3.3
Leverage Ratio	2.6	3.5

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151

Non-GAAP Adjustment Footnotes

As a result of displaying amounts in millions, rounding differences may exist in the tables and footnotes.

1. Mergers and acquisitions, divestitures and business optimization consisted of the following adjustments:

$ in millions	Years Ended December 31, 2025	2024	2023	2022	2021
Transaction and integration costs	$ 13.9	$ 11.2	$ 30.9	$ 56.9	$ 57.2
Fair value and impairment adjustments	16.8	8.4	1.6	4.0	(3.5)
Post-acquisition adjustments	(0.7)	7.0	4.3	(3.4)	-
Transition services agreement income	-	-	(2.5)	(6.8)	(1.1)
Loss on business disposal	-	-	0.3	-	-
Total mergers and acquisitions, divestitures and business optimization	$ 30.0	$ 26.5	$ 34.6	$ 50.7	$ 52.6

2. Represents expenses associated with our accelerated technology investment to migrate to the cloud. There are three components of the accelerated technology investment: (i) building foundational capabilities which includes establishing a modern, API-based and services-oriented software architecture, (ii) the migration of each application and customer data to the new enterprise platform, including the redundant software costs during the migration period, as well as the efforts to decommission the legacy system, and (iii) program enablement, which includes dedicated resources to support the planning and execution of the program. The amounts for each category of cost are as follows:

$ in millions	Years Ended December 31, 2025	2024	2023	2022	2021
Foundational Capabilities	$ 18.8	$ 35.7	$ 35.8	$ 34.1	$ 27.7
Migration Management	65.7	43.2	29.6	14.6	7.3
Program Enablement	-	5.4	5.2	5.3	4.7
Total accelerated technology investment	$ 84.5	$ 84.2	$ 70.6	$ 54.0	$ 39.7

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152

Non-GAAP Adjustment Footnotes

3. Operating model optimization consisted of the following adjustments:

$ in millions	Years Ended December 31, 2025	2024	2023	2022	2021
Employee separation	$ 6.8	$ 24.7	$ 35.8	$ -	$ -
Facility exit	-	42.1	29.6	-	-
Business process optimization	25.5	28.0	5.2	-	-
Total operating model optimization	$ 32.3	$ 94.8	$ 70.6	$ -	$ -

4. Net other consisted of the following adjustments:

$ in millions	Adjusted EBITDA & Leverage Ratio Years Ended December 31, 2025	2024	2023	2022	2021	Adjusted Net Income Years Ended December 31, 2025	2024	2023	2022	2021
Deferred loan fee expense from debt prepayments and refinancing	$ 0.1	$ 17.8	$ 9.3	$ 9.3	$ 17.9	$ 0.1	$ 17.8	$ 9.3	$ 9.3	$ 17.9
Other debt financing expenses	2.1	2.4	2.2	1.7	1.5	-	-	-	-	-
Currency remeasurement on foreign operations	0.5	2.1	4.8	6.3	2.0	0.5	2.1	4.8	6.3	2.0
Legal and regulatory expenses, net	(56.0)	-	-	28.4	1.2	(56.0)	-	-	28.4	1.2
Other non-operating (income) and expense	1.0	(0.5)	(1.0)	0.3	(3.3)	(0.2)	0.3	-	0.3	(3.5)
Total other adjustments	$ (52.3)	$ 21.8	$ 15.2	$ 46.1	$ 19.4	$ (55.6)	$ 20.2	$ 14.0	$ 44.3	$ 17.7

5. Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.
6. Total adjustments for income taxes represents the total of adjustments to calculate the Adjusted Provision for Income Taxes.
7. Other adjustments for income taxes include:

$ in millions	Years Ended December 31, 2025	2024	2023	2022	2021
Deferred tax adjustments	$ (4.1)	$ 13.8	$ (12.9)	$ 6.7	$ 29.3
Valuation allowance adjustments	(5.3)	(12.7)	4.0	25.7	(4.5)
Return to provision, audit adjustments, and reserves related to prior periods	11.3	(2.3)	(1.0)	(0.3)	(5.4)
Other adjustments	(2.0)	(0.5)	(1.6)	3.5	(2.1)
Total other adjustments	$ -	$ (1.7)	$ (11.5)	$ 35.6	$ 17.3

8. For years in which we made significant acquisitions, we have included a twelve-month period of adjusted EBITDA including Adjusted EBITDA for the period prior to our acquisition.

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153

Adjusted EBITDA and Adjusted EPS Guidance

$ in millions, except per share data		Year Ended December 31, 2026
		High
Guidance reconciliation of Net income attributable to TransUnion to Adjusted EBITDA:		
Net income attributable to TransUnion	$	553
Interest, taxes and depreciation and amortization		1,051
EBITDA	$	1,604
Stock-based compensation, mergers, acquisitions, divestitures and business optimization-related expenses and other adjustments[1]		173
Adjusted EBITDA	$	1,777
Net income attributable to TransUnion margin		11.1 %
Consolidated Adjusted EBITDA margin[2]		35.7 %
Guidance reconciliation of Diluted earnings per share to Adjusted Diluted Earnings per Share:		
Diluted earnings per share	$	2.83
Adjustments to diluted earnings per share[1]		1.89
Adjusted Diluted Earnings per Share	$	4.71

As a result of displaying amounts in millions, rounding differences may exist in the table.

1. These adjustments include the same adjustments we make to our Adjusted EBITDA and Adjusted Net Income as discussed in the Non-GAAP Financial Measures section of our Earnings Release.
2. Consolidated Adjusted EBITDA margin is calculated by dividing Consolidated Adjusted EBITDA by total revenue.

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